UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2011

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Proxy Statement dated March 21, 2011, Southwest Gas Corporation (the “Company”) disclosed that its Corporate Governance Guidelines provide that no director having attained the age of 72 years will be nominated for reelection or reappointment to the Board of Directors (“Board”) unless a majority of the Board determines that said nomination is in the best interests of the shareholders.  The Board determined that it was in the best interest of the shareholders to nominate James J. Kropid, Chairman of the Board of Directors, and director Richard M. Gardner for reelection at last year’s Annual Meeting, even though they attained the age of 72.  As of the 2011 Annual Meeting of Shareholders, directors Kropid and Gardner will be 73 years old and will be retiring from the Board at the conclusion of the meeting.  With Mr. Kropid’s retirement, it is the intention of the Board to elect Michael J. Melarkey as Chairman of the Board of Directors, subject to his reelection as a director at this year’s meeting.  Mr. Melarkey would assume these new responsibilities, including those of the Presiding Director, at the Board’s organizational meeting to be held immediately following the Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: March 21, 2011
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer